News Release Questar Corporation 333 South State Street P.O. Box 45433 Salt Lake City, UT 84145-0433

Exhibit 99.1

April 24, 2012
(N)
NYSE:STR
12-06

Contact:    Tony Ivins
Business:    (801) 324-5218
Media:        Chad Jones
Business:    (801) 324-5495

QUESTAR REPORTS FIRST-QUARTER 2012 NET INCOME OF $75 MILLION

Company affirms 2012 earnings guidance

SALT LAKE CITY - Questar Corporation (NYSE:STR) reported first-quarter net income of $75.2 million, or $0.42 per diluted share compared to first-quarter 2011 net income of $69.9 million, or $0.39 per diluted share. Earnings before interest, taxes, depreciation and amortization (EBITDA) for the quarter were $175.2 million compared to $165.9 million in the year-ago period. Return on average common equity (ROE) was 19.6% for the 12 months ended March 31, 2012, compared to 16.7% in the year-ago period.

NET INCOME (LOSS) BY SUBSIDIARY

	3 Months Ended March 31,
	2012	2011	Change
	(in millions, except earnings per share)
Questar Gas	$34.9	$33.4	$1.5	4%
Wexpro	24.3	22.3	2.0	9%
Questar Pipeline	16.6	15.3	1.3	8%
Corporate	(0.6)	(1.1)	0.5	45%
Total	$75.2	$69.9	$5.3	8%
Earnings per diluted share	$0.42	$0.39	$0.03	8%
Average diluted shares	179.3	178.5	0.8

EBITDA BY SUBSIDIARY(a)

	3 Months Ended March 31,
	2012	2011	Change
	(in millions)
Questar Gas	$74.8	$71.3	$3.5	5%
Wexpro	54.5	50.9	3.6	7%
Questar Pipeline	46.2	43.3	2.9	7%
Corporate, Other	(0.3)	0.4	(0.7)	NM
Total	$175.2	$165.9	$9.3	6%
(a) Management defines EBITDA as net income (loss) before gains and losses from asset sales, interest expense, depreciation, depletion and amortization, abandonments and impairments, other special items and income taxes. See computations in attached schedule.

"The year has started off well for Questar," said Ronald W. Jibson, Questar president and CEO. "First-quarter 2012 results at each of our primary business units exceeded last year's first quarter performance and were in line with our expectations. Net income increased 8% to over $75 million compared to the 2011 period. Our business units also generated more than $175 million of EBITDA, a 6% increase from 2011. Individually, Questar Gas grew net income by 4%, Wexpro by 9% and Questar Pipeline by 8% compared to 2011. With one good quarter behind us, we remain confident in our ability to deliver on our previous 2012 earnings guidance of $1.15 to $1.19 per diluted share.”
Other first-quarter 2012 highlights include:

•	Questar Gas's investment in its feeder-line replacement program was $17 million in the quarter compared to $7 million in the prior-year quarter.

•	Wexpro grew its investment base by 11% to $492.5 million, up from $445.3 million in 2011's first quarter.

•	Questar Pipeline's transportation revenues were up, primarily due to the Overthrust expansion that was put into service in March 2011.

•
Questar's consolidated net cash flow from operating activities before working capital changes increased $16 million to $162 million in the first quarter of 2012 compared to the 2011 period, due to higher net income and higher deferred taxes aided by 50% bonus depreciation.

•	Questar repurchased $6.6 million of its common stock in the quarter, with plans to accelerate repurchases through the remainder of 2012, as it seeks to reduce outstanding share count to approximately 175 million shares.

•
In March 2012, Questar Corporation terminated the $125 million fixed-to-floating interest rate swap of its 2.75% five-year notes, resulting in a $7.2 million deferred gain, which will be amortized against annual interest expense over the remaining 3.8-year life of the notes.

•
Questar formed a new unregulated subsidiary, Questar Fueling Company, to provide consulting, design, packaging and installation of natural gas vehicle (NGV) fueling stations across the country. The new subsidiary will not affect Questar Gas's development and operation of its regulated NGV fueling stations.

 Questar Gas
Questar Gas grew first quarter 2012 net income to $34.9 million, up 4% from the first quarter of 2011, and generated $74.8 million of EBITDA in the 2012 quarter. On a financial basis, Questar Gas earned a 10.3% ROE for the 12 months ended March 31, 2012. Changes in Questar Gas margin (revenues less cost of gas sold) are summarized in the following table:

CHANGE IN QUESTAR GAS MARGIN

3 Months Ended March 31, 2012 vs 2011
(in millions)
Customer growth	$1.0
Demand-side-management cost recovery	2.1
Recovery of gas-cost portion of bad-debt costs	(0.8)
Feeder-line cost recovery	2.2
Other	0.1
Increase	$4.6

Questar Gas served 923,272 customers as of March 31, 2012, an increase of 9,218 customers, or 1% from the same time last year. New customers increased margin by $1 million. Changes in margin from demand-side-management (DSM) cost-recovery revenues are offset by equivalent changes in the program's expenses. Combined operating and maintenance (O&M) and general and administrative (G&A) expenses, excluding DSM costs, were $37 per customer for the three months ended March 31, 2012, compared to $39 per customer a year earlier.
Safety and reliability is a focus for Questar Gas. Questar Gas is currently undertaking a multi-year feeder-line and infrastructure-replacement and upgrade program. The current emphasis is on replacing aging high-

pressure, large-diameter steel pipe in high-consequence areas. During the past five years, Questar Gas has installed about 69 miles of pipe under this program. In the first quarter of 2012, the company installed about six miles of pipe. Questar Gas expects to spend about $55 million on the replacement program in 2012. In 2010, Utah regulators approved an infrastructure-cost-tracking mechanism for the replacement program, insuring timely inclusion of related expenditures into rate base. Questar Gas recognized $2.2 million of increased margin due to this program in the first quarter of 2012.
Wexpro
Wexpro grew first-quarter 2012 net income to $24.3 million, an increase of 9% from the first quarter of 2011, and generated $54.5 million of EBITDA in the current quarter, driven by a higher average investment base. Wexpro earned a 20.0% after-tax return on average investment base for the 12 months ended March 31, 2012, while growing its investment base 11% to $492.5 million, compared to $445.3 million in the prior-year period. Wexpro produced about 53 billion cubic feet (Bcf) of cost-of-service gas in the 12 months ended March 31, 2012, compared to about 50 Bcf for the 12 months ended March 31, 2011. Under a long-standing agreement with the states of Utah and Wyoming, Wexpro recovers its costs and earns an unlevered after-tax return on its investment base. Wexpro's natural gas production currently comprises just over half of the utility's annual gas-supply needs. A summary of changes in Wexpro's investment base is provided below:

CHANGE IN WEXPRO INVESTMENT BASE

12 Months Ended
March 31, 2012
(in millions)
Beginning investment base	$445.3
Successful development wells	144.4
Depreciation, depletion and amortization	(63.0)
Change in deferred taxes	(34.2)
Ending Investment Base	$492.5

Questar Pipeline
Questar Pipeline grew first-quarter 2012 net income to $16.6 million, up 8% from the first quarter of 2011, and generated $46.2 million of EBITDA in the 2012 quarter. Questar Pipeline earned an 11.5% ROE for the 12 months ended March 31, 2012. The net income increase was driven by additional transportation revenues, including the Overthrust Loop Expansion Project that was placed in service in March of 2011, and from a reduction in G&A expenses. Natural gas liquids (NGL) revenues were flat in the first quarter of 2012 compared to the prior-year period, reflecting NGL sales volumes that were down 6% and prices that were up 5%. Even with the expansion project in service, Questar Pipeline's O&M and G&A costs were down 5% for the recent quarter when compared to the same quarter in 2011, primarily due to lower allocated employee-related costs. O&M and G&A expenses for the first quarter of 2012 totaled $0.09 per decatherm transported, about $0.02 lower than the first quarter of 2011. The performance in the first quarter of 2012 also fully reflected the interest cost of the recent $180 million of debt refinancing completed in December 2011. A summary of changes in Questar Pipeline revenues is provided below:

CHANGE IN QUESTAR PIPELINE REVENUES

3 Months Ended March 31, 2012 vs 2011
(in millions)
Transportation	$0.8
Storage	(0.1)
NGL sales - transportation	(0.5)
NGL sales - field services	0.5
Gathering and processing	0.5
Other	0.9
Increase	$2.1

At March 31, 2012, Questar Pipeline held net firm-transportation contracts totaling 4,947 thousand decatherms (Mdth) per day, essentially unchanged from 4,954 Mdth per day at March 31, 2011, when the Overthrust Loop expansion went into service. The modest increase in transportation revenues was from incremental transportation volumes contracted on the Overthrust system partially offset by lower interruptible transportation revenues and contract reductions.
2012 earnings guidance affirmed
Questar management estimates that earnings could range from $1.15 to $1.19 per diluted share, unchanged from prior guidance. “We remain confident in our guidance range despite continuing low natural gas prices and certain expense challenges," Jibson said. "Wexpro should continue to grow its investment base and earnings. Questar Gas's growth should continue through normal customer growth and its ongoing pipeline-replacement program. Continued strong cash flow generation from Wexpro and Questar Pipeline will support Questar's capital needs, dividend growth and the share repurchase program.”
First Quarter 2012 earnings teleconference
Questar management will discuss first-quarter 2012 results and the outlook for the remainder of 2012 in a conference call with investors Wednesday, April 25, beginning at 9:30 a.m. ET. The call can be accessed on the company website at www.questar.com.

About Questar Corporation

Questar is a Rockies-based integrated natural gas company with an enterprise value of about $4.5 billion, operating through three principal subsidiaries:

•	Questar Gas provides retail natural gas distribution in Utah, Wyoming and Idaho;

•	Wexpro develops and produces natural gas on behalf of Questar Gas; and

•	Questar Pipeline operates interstate natural gas pipelines and storage facilities in the western U.S. and provides other energy services.

Forward-Looking Statements

This document may contain or incorporate by reference information that includes or is based upon "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements give expectations or forecasts of future events. You can identify these statements by the fact that they do not relate strictly to historical or current facts. They use words such as "anticipate," "estimate," "expect," "project," "intend," "plan," "believe," and other words and terms of similar meaning in connection with a discussion of future operating or financial performance. Any or all forward-looking statements may turn out to be wrong. These statements are based on current expectations and the current economic environment. They involve a number of risks and uncertainties that are difficult to predict. Actual results could differ materially from those expressed or implied in the forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to the following:

•	general economic conditions, including the performance of financial markets and interest rates;

•	changes in industry trends;

•	changes in laws or regulations; and

•	other factors, most of which are beyond Questar's control.

Questar undertakes no obligation to publicly correct or update the forward-looking statements in this document, in other documents, or on the website to reflect future events or circumstances. All such statements are expressly qualified by this cautionary statement.

# # #

For more information, visit Questar's website at www.questar.com

QUESTAR CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	3 Months Ended		12 Months Ended
	March 31,		March 31,
	2012	2011	2012	2011
	(in millions, except per-share amounts)
REVENUES
Questar Gas	$366.0	$413.9	$917.6	$955.0
Wexpro	9.2	7.8	32.9	26.2
Questar Pipeline	50.5	48.3	199.6	197.8
Total Revenues	425.7	470.0	1,150.1	1,179.0

OPERATING EXPENSES
Cost of sales (excluding operating expenses shown separately)	152.7	209.9	264.3	332.5
Operating and maintenance	56.7	51.4	181.2	175.4
General and administrative	29.1	33.0	114.0	115.3
Separation costs	—	—	—	11.5
Production and other taxes	14.3	13.6	53.2	49.6
Depreciation, depletion and amortization	44.2	39.4	164.7	153.9
Total Operating Expenses	297.0	347.3	777.4	838.2
Net gain from asset sales	2.2	0.1	2.3	0.5
OPERATING INCOME	130.9	122.8	375.0	341.3
Interest and other income	1.4	2.9	8.9	11.8
Income from unconsolidated affiliate	0.9	0.9	3.8	3.7
Interest expense	(14.7)	(16.0)	(55.5)	(58.8)
INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	118.5	110.6	332.2	298.0
Income taxes	(43.3)	(40.7)	(119.0)	(108.0)
INCOME FROM CONTINUING OPERATIONS	75.2	69.9	213.2	190.0
Income from discontinued operations, net of taxes	—	—	—	69.5
Discontinued operations, noncontrolling interest	—	—	—	(0.7)
Total Discontinued Operations, Net Of Income Taxes	—	—	—	68.8
NET INCOME ATTRIBUTABLE TO QUESTAR	$75.2	$69.9	$213.2	$258.8

EARNINGS PER COMMMON SHARE ATTRIBUTABLE TO QUESTAR
Basic from continuing operations	$0.42	$0.40	$1.19	$1.08
Basic from discontinued operations	—	—	—	0.39
Basic total	$0.42	$0.40	$1.19	$1.47

Diluted from continuing operations	$0.42	$0.39	$1.19	$1.06
Diluted from discontinued operations	—	—	—	0.39
Diluted total	$0.42	$0.39	$1.19	$1.45

Weighted-average common shares outstanding
Used in basic calculation	178.2	177.0	177.8	176.2
Used in diluted calculation	179.3	178.5	179.1	178.5
Dividends per common share	$0.1625	$0.1525	$0.63	$0.5625

QUESTAR CORPORATION
OPERATIONS BY LINE OF BUSINESS
(Unaudited)

	3 Months Ended		12 Months Ended
	March 31,		March 31,
	2012	2011	2012	2011
	(in millions)
Revenues from Unaffiliated Customers
Questar Gas	$366.0	$413.9	$917.6	$955.0
Wexpro	9.2	7.8	32.9	26.2
Questar Pipeline	50.5	48.3	199.6	197.8
Total	$425.7	$470.0	$1,150.1	$1,179.0

Revenues from Affiliated Companies
Questar Gas	$0.8	$0.8	$3.3	$1.6
Wexpro	65.7	60.9	258.4	240.6
Questar Pipeline	18.5	18.6	74.3	73.8
Total	$85.0	$80.3	$336.0	$316.0

Operating Income (Loss)
Questar Gas	$61.8	$58.8	$97.1	$88.8
Wexpro	37.2	34.5	148.4	135.4
Questar Pipeline	31.8	29.3	128.4	126.6
Corporate	0.1	0.2	1.1	(9.5)
Total	$130.9	$122.8	$375.0	$341.3

Income (Loss) From Continuing Operations
Questar Gas	$34.9	$33.4	$47.6	$44.2
Wexpro	24.3	22.3	97.2	89.2
Questar Pipeline	16.6	15.3	69.2	65.5
Corporate	(0.6)	(1.1)	(0.8)	(8.9)
Total	$75.2	$69.9	$213.2	$190.0

QUESTAR CORPORATION
SELECTED OPERATING STATISTICS
(Unaudited)

	3 Months Ended		12 Months Ended
	March 31,		March 31,
	2012	2011	2012	2011
QUESTAR GAS
Natural gas volumes (MMdth)
Residential and commercial	43.6	48.9	108.0	110.1
Industrial	1.2	1.2	5.0	4.6
Transportation for industrial customers	15.6	14.2	53.9	57.0
Total industrial	16.8	15.4	58.9	61.6
Total deliveries	60.4	64.3	166.9	171.7

Natural gas revenue (per dth)
Residential and commercial sales	$7.97	$8.11	$7.81	$8.07
Industrial	5.62	6.11	5.91	5.92
Transportation for industrial customers	$0.18	$0.19	$0.21	$0.17
Temperatures - colder (warmer) than normal	(13%)	4%	—%	3%
Temperature-adjusted usage per customer (dth)	50.5	50.0	111.6	110.3
Customers at March 31, (thousands)	923	914

WEXPRO
Production volumes
Natural gas (Bcf)	15.0	12.7	52.8	49.9
Oil and NGL (MMbbl)	0.2	0.1	0.6	0.4
Oil and NGL sales price (per bbl)	$88.45	$81.34	$83.97	$69.69
Investment base at March 31, (in millions)	$492.5	$445.3

QUESTAR PIPELINE
Natural gas-transportation volumes (MMdth)
For unaffiliated customers	183.9	162.5	687.2	649.2
For Questar Gas	43.3	43.1	117.1	111.1
Total transportation	227.2	205.6	804.3	760.3

Transportation revenue (per dth)	$0.21	$0.23	$0.24	$0.25
Net firm-daily transportation demand at March 31, (Mdth)	4,947	4,954
Natural gas processing
NGL sales (Mbbl)	62	66	229	412
NGL sales price (per bbl)	$73.41	$69.61	$74.86	$56.91

QUESTAR CORPORATION
PRELIMINARY CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	March 31,	March 31,	December 31,
	2012	2011	2011
	(in millions)
ASSETS
Current Assets
Cash and cash equivalents	$8.1	$—	$11.6
Accounts and notes receivable, net	129.8	132.3	123.9
Unbilled gas accounts receivable	42.7	62.5	75.4
Inventories	44.9	32.5	66.0
Prepaid expenses and other	6.4	6.5	10.7
Current regulatory assets	26.1	33.4	31.7
Deferred income taxes - current	16.2	14.8	16.1
Total Current Assets	274.2	282.0	335.4
Property, Plant and Equipment	5,101.7	4,694.4	4,984.1
Accumulated depreciation, depletion and amortization	(1,926.6)	(1,796.6)	(1,885.7)
Net Property, Plant and Equipment	3,175.1	2,897.8	3,098.4
Investment in unconsolidated affiliate	27.0	27.8	27.3
Noncurrent regulatory and other assets	63.5	59.9	71.7
TOTAL ASSETS	$3,539.8	$3,267.5	$3,532.8

LIABILITIES AND COMMON SHAREHOLDERS' EQUITY
Current Liabilities
Checks outstanding in excess of cash balances	$—	$1.6	$—
Short-term debt	129.0	86.0	219.0
Accounts payable and accrued expenses	180.4	161.1	242.9
Current regulatory liabilities	62.4	38.5	15.4
Current portion of long-term debt and capital lease obligation	132.4	182.0	91.5
Total Current Liabilities	504.2	469.2	568.8
Long-term debt and capital lease obligation, less current portion	992.2	898.5	993.0
Deferred income taxes	540.0	513.0	500.2
Noncurrent regulatory and other liabilities	422.4	297.1	437.3
COMMON SHAREHOLDERS' EQUITY
Common Shareholders' Equity	1,081.0	1,089.7	1,033.5
TOTAL LIABILITIES AND COMMON SHAREHOLDERS' EQUITY	$3,539.8	$3,267.5	$3,532.8

QUESTAR CORPORATION
PRELIMINARY CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	3 Months Ended
	March 31,
	2012	2011
	(in millions)
OPERATING ACTIVITIES
Net income	$75.2	$69.9
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, depletion and amortization	46.3	41.8
Deferred income taxes	39.6	31.3
Share-based compensation	2.7	3.5
Net (gain) from asset sales	(2.2)	(0.1)
(Income) from unconsolidated affiliate	(0.9)	(0.9)
Distributions from unconsolidated affiliate and other	1.3	1.0
Changes in operating assets and liabilities	58.7	82.3
NET CASH PROVIDED BY OPERATING ACTIVITIES	220.7	228.8

INVESTING ACTIVITIES
Property, plant and equipment	(104.2)	(76.0)
Cash used in disposition of assets	(0.7)	(0.5)
NET CASH USED IN INVESTING ACTIVITIES	(104.9)	(76.5)

FINANCING ACTIVITIES
Common stock	(3.8)	3.3
Change in short-term debt	(90.0)	(156.0)
Checks outstanding in excess of cash balances	—	1.6
Dividends paid	(29.0)	(27.0)
Tax benefits from share-based compensation	3.5	4.0
NET CASH USED IN FINANCING ACTIVITIES	(119.3)	(174.1)
Change in cash and cash equivalents	(3.5)	(21.8)
Beginning cash and cash equivalents	11.6	21.8
Ending cash and cash equivalents	$8.1	$—

QUESTAR CORPORATION
NON-GAAP FINANCIAL MEASURES
(Unaudited)

In addition to financial measures calculated in accordance with generally accepted accounting principles (GAAP), this press release contains information regarding EBITDA, which is a non-GAAP financial measure. The Company believes that this non-GAAP financial measure is useful to investors because it provides an alternative method for assessing the Company's ongoing operating results. The Company's management uses this non-GAAP financial measure for the same purpose, and for planning and forecasting purposes. The presentation of non-GAAP financial measures is not meant to be a substitute for financial measures in accordance with GAAP.

Management defines EBITDA as net income (loss) before the following items: net (gain) loss from asset sales, interest expense, depreciation, depletion and amortization, abandonments and impairments, other special items and income taxes. Management believes EBITDA is an important measure of the Company's cash flow and liquidity, and a key measure for comparing the Company's financial performance to other companies.

The following table reconciles Questar's net income (loss) to EBITDA for the three months ended March 31, 2012:

	Questar Consolidated	Questar Gas	Wexpro Company	Questar Pipeline	Corporate, Other
	(in millions)
Net income (loss)	$75.2	$34.9	$24.3	$16.6	$(0.6)
Depreciation, depletion and amortization	44.2	11.8	18.7	13.5	0.2
Net (gain) from asset sales	(2.2)	—	(2.2)	—	—
Interest expense	14.7	6.8	—	6.6	1.3
Income taxes	43.3	21.3	13.7	9.5	(1.2)
EBITDA	$175.2	$74.8	$54.5	$46.2	$(0.3)

The following table reconciles Questar's net income (loss) to EBITDA for the three months ended March 31, 2011:

	Questar Consolidated	Questar Gas	Wexpro Company	Questar Pipeline	Corporate, Other
	(in millions)
Net income (loss)	$69.9	$33.4	$22.3	$15.3	$(1.1)
Depreciation, depletion and amortization	39.4	10.9	16.1	12.3	0.1
Net (gain) from asset sales	(0.1)	—	—	(0.1)	—
Interest expense	16.0	6.6	—	7.1	2.3
Income taxes	40.7	20.4	12.5	8.7	(0.9)
EBITDA	$165.9	$71.3	$50.9	$43.3	$0.4